EXHIBIT 99.1

Contact:	Jeffrey B. Murphy, CEO or
Alfred L. LaTendresse, EVP and CFO
RTW, Inc.
(952) 893-0403
RTW Names Executive Vice President — Sales and Marketing
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     MINNEAPOLIS — October 6, 2005 — RTW, Inc. (Nasdaq: RTWI), a leading provider of products and services to cost-effectively manage insured workers’ compensation programs and self-insured disability and absence programs, today announced that it has named Thomas J. Byers as Executive Vice President — Sales and Marketing. In this role, Mr. Byers will be responsible to build the external sales and marketing structure that supports the long-term strategic plan for AbsentiaSM, the services division of RTW and he will be a member of the Company’s Senior Executive team.
     Mr. Byers joins RTW from DirectCompRx where he served as Vice President, Sales and Marketing since early 2004. In addition, Mr. Byers has held executive positions as Vice President, Sales and Marketing and Director of Business Development for GatesMcDonald from 1999 to 2004 and as President of Anthem Comp Services, a subsidiary of Anthem Blue Cross Blue Shield from 1997 to 1999. Mr. Byers has been in the risk management and insurance industry since 1986. Prior to that time, he was a world-class professional athlete.
     Jeffrey B. Murphy, President and CEO of RTW, said, “Tom is an incredible individual and brings to us the right mix of talent and experience that will propel growth for the Company. He comes with a track record of success and understands the industry very well. He brings additional credibility to our Absentia services division and has a vast network that will enable us to further penetrate opportunities nationwide.”
     RTW, Inc., based in Minneapolis, Minnesota, provides disability management services, primarily directed at workers’ compensation to: (i) employers insured through our wholly-owned insurance subsidiaries, ACIC and BCIC; (ii) self-insured employers on a fee-for-service basis; (iii) state assigned risk plans on a percent of premium basis; (iv) other insurance companies; and (v) agents and employers on a consulting basis, charging hourly fees. The Company has developed two proprietary systems to manage disability: (i) ID15®, designed to quickly identify those injured employees who are likely to become inappropriately dependent on disability system benefits, including workers’ compensation; and (ii) the RTW Solution®, designed to lower employers’ disability costs and improve productivity by returning injured employees to work as soon as safely possible. The Company supports these proprietary management systems with state-of-the-art technology and talented people dedicated to its vision of transforming people from absent or idle to present and productive. ACIC offers workers’ compensation insurance to employers in Minnesota, Colorado and Michigan. BCIC will offer workers’ compensation insurance to selected employers in Minnesota. RTW, together with its AbsentiaSM division, have expanded non-insurance products and service offerings nationally. Our customers span many industries, including manufacturing, health care, hospitality and wholesale/retail.
     RTW, Inc. is traded on the Nasdaq National Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com.
     Safe Harbor Statement: Some of the statements made in this News Release, as well as statements made by us in periodic press releases and oral statements made by us to analysts and shareholders in the course of presentations about the Company, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The following important factors, among others, have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: (i) ACIC’s ability to retain renewing policies and write new business with a B+ (Very Good, Secure) rating from A.M. Best; (ii) BCIC’s ability to underwrite business without a rating from A.M. Best; (iii) our ability to continue to extend our workers’ compensation and disability management services to self-insured employers and other alternative markets and to operate profitably in providing these services; (iv) our ability to maintain or increase rates on insured products in the markets in which we remain or alternatively non-renew or turn away improperly priced business; (v) the ability of our reinsurers to honor their obligations to us; (vi) our ability to accurately predict claim development; (vii) our ability to provide our ID15 and the RTW Solution proprietary products and services to customers successfully; (viii) our ability to manage both our existing claims and new claims in an effective manner; (ix) our experience with claims frequency and severity; (x) medical inflation; (xi) competition and the regulatory environment in which we operate; (xii) general economic and business conditions; (xiii) our ability to obtain and retain reinsurance at a reasonable cost; (xiv) changes in workers’ compensation regulation by states, including changes in mandated benefits or insurance company regulation; (xv) interest rate changes; and (xvi) other factors as noted in our other filings with the Securities and Exchange Commission. This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may affect our future performance.